EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

The certification set forth below is being furnished to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and with Section 1350 of Chapter 63 of Title 18 of the United States Code. Ross Harbottle, President and Principal Accounting Officer of Sidewinder Explorations Inc. hereby certifies that:

    1. the Amended Quarterly Report filed herein fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. the information contained in the Amended Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Sidewinder Explorations Inc.

Date: February 23, 2009                                                                                  SIDEWINDER EXPLORATIONS INC., Registrant

                                                                                                                           /s/ Ross Harbottle
                                                                                                                           By: Ross Harbottle, President and Principal Accounting Officer